James River Coal Company Reports Second Quarter 2013 Operating Results

RICHMOND, Va., Aug. 9, 2013 /PRNewswire/ --

  Mine Operations Continue to Adjust to Soft Coal Market Conditions
  Available Liquidity at June 30, 2013 of $108.8 Million Compared to $107.2 Million at March 31, 2013
  Capital Expenditures of $11.9 Million in Q-2, 2013
  Completed Private Exchange Transactions, Which Reduced Principal Amount of Debt by $120.1 Million
  Continuing to Evaluate Options to Strengthen the Balance Sheet and Improve Liquidity
  Conference Call Slides Posted to Company Website

James River Coal Company (NASDAQ: JRCC), today announced that it had net income of $52.6 million or $1.16 per diluted share for the second quarter of 2013 and net income of $10.5 million or $0.29 per diluted share for the six months ended June 30, 2013. Second quarter and the six months ended June 30, 2013 results include $101.2 million or $2.20 per share and $2.82 per share, respectively, of pre-tax gain related to the Private Exchange Transactions. The 2013 results are compared to net loss of $25.8 million or $0.74 per diluted share for the second quarter of 2012 and net loss of $41.4 million or $1.19 per diluted share for the six months ended June 30, 2012.

Peter T. Socha, Chairman and Chief Executive Officer commented: "Things are still interesting in the coal industry. We continue to be pleased with our mine operations. They are doing an excellent job of managing their people, costs, capital, and assets during a difficult time in the coal industry. The coal markets have continued to be soft. The thermal markets are still weak, but we can see several factors that may lead to improvement later this year and into 2014. The met markets have clearly weakened during the past several months. We are a little more cautious about met than we had been earlier this year. We have started to take definitive action to strengthen our balance sheet and improve our liquidity position during this period of soft coal markets. We have been very encouraged by the input and support that we have received from many parties during this difficult process."

FINANCIAL RESULTS

The following tables show selected operating results for the quarter and six months ended June 30, 2013 compared to the quarter and six months ended June 30, 2012 (in 000's except per ton amounts).

Total Results	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2012		2013		2012
	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	2,059		2,539		4,213		5,342
Coal purchased from other sources (tons)	194		434		707		797
Total coal available to ship (tons)	2,253		2,973		4,920		6,139

Coal shipments (tons)	2,159		2,910		4,576		5,961
Coal sales revenue	$ 150,525	69.72	$ 259,628	89.22	$ 326,458	71.34	$ 539,391	90.49
Freight and handling revenue	9,626	4.46	17,730	6.09	26,998	5.90	39,952	6.70
Cost of coal sold	142,572	66.04	224,314	77.08	305,955	66.86	461,203	77.37
Freight and handling costs	9,626	4.46	17,730	6.09	26,998	5.90	39,952	6.70
Depreciation, depletion, & amortization	29,668	13.74	32,514	11.17	58,205	12.72	62,634	10.51
Gross profit (loss)	(21,715)	(10.06)	2,800	0.96	(37,702)	(8.24)	15,554	2.61
Selling, general & administrative	13,690	6.34	15,266	5.25	27,657	6.04	30,832	5.17

Adjusted EBITDA (1)	$ (3,724)	(1.72)	$ 22,345	7.68	$ (3,143)	(0.69)	$ 52,082	8.74

(1)	Adjusted EBITDA is defined under "Reconciliation of Non-GAAP Measures" in this release.
Adjusted EBITDA is used to determine compliance with financial covenants in our revolving credit facility.

Segment Results	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2012		2013		2012
CAPP	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	1,461		1,932		3,027		4,177
Coal purchased from other sources (tons)	194		434		707		797
Total coal available to ship (tons)	1,655		2,366		3,734		4,974
Coal shipments (tons)
Steam (tons)	1,052		1,412		2,148		3,176
Metallurgical (tons)	506		897		1,250		1,625
Total Shipments (tons)	1,558		2,309		3,398		4,801
Coal sales revenue
Steam	$ 75,695	71.95	$ 117,229	83.02	$ 157,908	73.51	$ 269,095	84.73
Metallurgical	47,446	93.77	115,581	128.85	115,414	92.33	218,755	134.62
Total coal sales revenue	123,141	79.04	232,810	100.83	273,322	80.44	487,850	101.61
Freight and handling revenue	9,424	6.05	17,426	7.55	26,620	7.83	38,470	8.01
Cost of coal sold	$ 120,436	77.30	$ 202,476	87.69	$ 262,027	77.11	$ 416,305	86.71
Freight and handling costs	9,424	6.05	17,426	7.55	26,620	7.83	38,470	8.01

	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2012		2013		2012
Midwest	Total	Per Ton	Total	Per Ton	Total	Per Ton	Total	Per Ton

Company and contractor production (tons)	598		607		1,186		1,165
Coal purchased from other sources (tons)	-		-		-		-
Total coal available to ship (tons)	598		607		1,186		1,165
Coal shipments (tons)	601		601		1,178		1,160
Coal sales revenue	$ 27,384	45.56	$ 26,818	44.62	$ 53,136	45.11	$ 51,541	44.43
Freight and handling revenue	202	0.34	304	0.51	378	0.32	1,482	1.28
Cost of coal sold	$ 22,136	36.83	$ 21,838	36.34	$ 43,928	37.29	$ 44,898	38.71
Freight and handling costs	202	0.34	304	0.51	378	0.32	1,482	1.28

LIQUIDITY AND CASH FLOW

As of June 30, 2013, the Company had available liquidity of $108.8 million calculated as follows (in millions):

Unrestricted Cash	$94.6
Availability under the Revolver	77.6
Letters of Credit Issued under the Revolver	(63.4)

Available Liquidity	$108.8

Restricted Cash	$36.7

Other significant items impacting liquidity in the quarter:

Capital expenditures	$(11.9)
Seasonal increase in coal inventories	(3.6)
Reduction in accounts receivable	40.3
Reduction in accounts payable	(7.0)

PRIVATE EXCHANGE TRANSACTIONS

In May 2013, the Company issued $123.3 million principal amount of 10.0% Convertible Senior Notes due 2018 (the 10.0% Convertible Senior Notes) in exchange for $90.0 million principal amount of our 4.5% Convertible Senior Notes due 2015 and $153.4 million principal amount of our 3.125% Convertible Senior Notes due 2018 (the Private Exchange Transactions). The Private Exchange Transactions resulted in a gain of $101.2 million, which includes the write-off of $3.6 million of unamortized financing costs. The Company recorded $4.6 million of financing costs associated with the issuance of the 10.0% Convertible Senior Notes.

SALES POSITION AND MARKET COMMENTS

As of August 8, 2013, we had the following agreements to ship coal at a fixed and known price (in 000's except per ton amounts):

	2013 Priced
	As of April 30, 2013		As of August 8, 2013		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP (1)	5,870	$ 81.05	6,487	$ 80.24	617	$ 72.53
Midwest (2)	2,544	$ 45.04	2,544	$ 45.04	-	$ -

	2014 Priced
	As of April 30, 2013		As of August 8, 2013		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP (1)	300	$ 75.75	300	$ 75.75	-	$ -
Midwest (2)	900	$ 47.64	900	$ 47.64	-	$ -

(1)	Priced tons in CAPP in 2013 do not include approximately 264,000 tons of met coal that have been sold but not yet priced.
(2)	The prices for the Midwest are minimum base price amounts adjusted for projected fuel escalators.

CONFERENCE CALL, WEBCAST AND REPLAY: The Company will hold a conference call with management to discuss the second quarter earnings August 9, 2013 at 10:00 a.m. Eastern Time. The conference call can be accessed by dialing 877-340-2553, or through the James River Coal Company website at http://www.jamesrivercoal.com. International callers, please dial 678-224-7860.

James River Coal Company is one of the leading coal producers in Central Appalachia and the Illinois Basin. The company sells metallurgical, bituminous steam and industrial-grade coal to electric utility companies and industrial customers both domestically and internationally. The Company's operations are managed through eight operating subsidiaries located throughout eastern Kentucky, southern West Virginia and southern Indiana. Additional information about James River Coal can be found at its web site www.jamesrivercoal.com

FORWARD-LOOKING STATEMENTS: Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future sales and contracting activity and projected fuel escalators. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: our cash flows, results of operation or financial condition; the consummation of acquisition, disposition or financing transactions and the effect thereof on our business; governmental policies, regulatory actions and court decisions affecting the coal industry or our customers' coal usage; legal and administrative proceedings, settlements, investigations and claims; our ability to obtain and renew permits necessary for our existing and planned operation in a timely manner; environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy; inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather-related damage; our production capabilities; availability of transportation; our ability to timely obtain necessary supplies and equipment; market demand for coal, electricity and steel; competition, including competition from alternative sources such as natural gas; our relationships with, and other conditions affecting, our customers; employee workforce factors; our assumptions concerning economically recoverable coal reserve estimates; future economic or capital market conditions; our plans and objectives for future operations and expansion or consolidation; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Consolidated Balance Sheets (in thousands, except share data)

	June 30, 2013	December 31, 2012
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$94,579	127,386
Trade receivables	38,687	89,816
Inventories:
Coal	54,863	26,598
Materials and supplies	16,164	16,699
Total inventories	71,027	43,297
Prepaid royalties	8,829	8,623
Other current assets	5,481	9,127
Total current assets	218,603	278,249
Property, plant, and equipment, net	811,343	855,217
Restricted cash and short term investments	36,681	36,558
Other assets	32,090	34,097
Total assets	$1,098,717	1,204,121

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$49,514	72,861
Accrued salaries, wages, and employee benefits	11,653	10,996
Workers' compensation benefits	9,900	9,900
Black lung benefits	2,508	2,508
Accrued taxes	10,813	8,382
Other current liabilities	19,987	22,124
Total current liabilities	104,375	126,771
Long-term debt, less current maturities	447,896	546,407
Other liabilities:
Noncurrent portion of workers' compensation benefits	67,935	66,953
Noncurrent portion of black lung benefits	63,839	62,834
Pension obligations	32,872	35,325
Asset retirement obligations	100,772	99,177
Other	10,758	12,027
Total other liabilities	276,176	276,316
Total liabilities	828,447	949,494
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares; issued and outstanding
36,056,869 and 35,866,549 shares as of June 30, 2013 and December 31, 2012	361	359
Paid-in-capital	548,305	546,289
Accumulated deficit	(226,075)	(236,588)
Accumulated other comprehensive loss	(52,321)	(55,433)
Total shareholders' equity	270,270	254,627
Total liabilities and shareholders' equity	$1,098,717	1,204,121

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Consolidated Statements of Operations (in thousands, except per share data) (unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues
Coal sales revenue	$150,525	259,628	326,458	539,391
Freight and handling revenue	9,626	17,730	26,998	39,952
Total revenue	160,151	277,358	353,456	579,343
Cost of sales:
Cost of coal sold	142,572	224,314	305,955	461,203
Freight and handling costs	9,626	17,730	26,998	39,952
Depreciation, depletion, and amortization	29,668	32,514	58,205	62,634
Total cost of sales	181,866	274,558	391,158	563,789
Gross profit (loss)	(21,715)	2,800	(37,702)	15,554
Selling, general and administrative expenses	13,690	15,266	27,657	30,832
Total operating loss	(35,405)	(12,466)	(65,359)	(15,278)
Interest expense	12,372	13,527	24,882	26,912
Interest income	(107)	(171)	(285)	(385)
Gain on debt transactions	(101,210)	-	(101,210)	-
Miscellaneous income, net	(130)	(90)	(233)	(433)
Total other (income) expense, net	(89,075)	13,266	(76,846)	26,094
Net income (loss) before income taxes	53,670	(25,732)	11,487	(41,372)
Income tax expense	1,041	31	974	50
Net income (loss)	$52,629	(25,763)	10,513	(41,422)
Earnings (loss) per common share
Basic earnings (loss) per common share	$1.46	(0.74)	0.29	(1.19)
Diluted earnings (loss) per common share	$1.16	(0.74)	0.29	(1.19)

JAMES RIVER COAL COMPANY AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)
	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$10,513	(41,422)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	58,205	62,634
Accretion of asset retirement obligations	2,236	2,617
Amortization of debt discount and issue costs	7,532	8,667
Stock-based compensation	2,378	2,696
Gain on sale or disposal of property, plant and equipment	(12)	(122)
Gain on debt transactions	(101,210)	-
Changes in operating assets and liabilities:
Receivables	51,129	7,687
Inventories	(23,570)	(3,724)
Prepaid royalties and other current assets	3,440	1,730
Restricted cash	(123)	(69)
Other assets	1,731	4,417
Accounts payable	(23,347)	(33,024)
Accrued salaries, wages, and employee benefits	657	863
Accrued taxes	2,071	(2,170)
Other current liabilities	(2,312)	(4,691)
Workers' compensation benefits	982	2,379
Black lung benefits	2,079	2,514
Pension obligations	(415)	(304)
Asset retirement obligations	(582)	(96)
Other liabilities	(4)	(157)
Net cash provided by (used in) operating activities	(8,622)	10,425
Cash flows from investing activities:
Additions to property, plant, and equipment	(19,620)	(45,881)
Proceeds from sale of property, plant and equipment	19	580
Net cash used in investing activities	(19,601)	(45,301)
Cash flows from financing activities:
Debt issuance costs	(4,584)	-
Net cash used in financing activities	(4,584)	-
Decrease in cash and cash equivalents	(32,807)	(34,876)
Cash and cash equivalents at beginning of period	127,386	199,711
Cash and cash equivalents at end of period	$94,579	164,835

JAMES RIVER COAL COMPANYAND SUBSIDIARIES Reconciliation of Non GAAP Measures (in thousands) (unaudited)

EBITDA is used by management to measure operating performance. We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance. We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates. In addition, we use EBITDA in evaluating acquisition targets.

Adjusted EBITDA is defined as EBITDA as further adjusted for certain cash and non-cash charges as specified in our revolving credit facility and is used in several of the covenants in that facility. We believe that Adjusted EBITDA presents a useful measure of our ability to service and incur debt on an ongoing basis.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and are not an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity. Because not all companies use identical calculations, this presentation of EBITDA and Adjusted EBITDA, may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow for management's discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.

	Three Months Ended		Six Months Ended
	June 30	June 30	June 30	June 30
	2013	2012	2013	2012

Net income (loss)	$52,629	(25,763)	10,513	(41,422)
Income tax expense	1,041	31	974	50
Interest expense	12,372	13,527	24,882	26,912
Interest income	(107)	(171)	(285)	(385)
Depreciation, depletion, and amortization	29,668	32,514	58,205	62,634
EBITDA (before adjustments)	$95,603	20,138	94,289	47,789
Other adjustments specified
in our current debt agreement
Gain on debt transactions	(101,210)	-	(101,210)	-
Other	1,883	2,207	3,778	4,293
Adjusted EBITDA	$(3,724)	22,345	(3,143)	52,082

CONTACT:	James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000